Exhibit 10.1

FIRST AMENDMENT TO

SEPARATION AND RELEASE AGREEMENT

This First Amendment to Separation and Release Agreement (this “Amendment”), dated February 5, 2025, and effective February 5, 2025 (the “Effective Date”), amends that certain Separation and Release Agreement dated May 7, 2024 (the “Separation Agreement”), by and between James N. Woody, an individual (“Woody”) and 180 Life Sciences Corp. (“180 Life” and the “Company”), and the Company (collectively referred to as the “Parties” or individually referred to as a “Party”). Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Separation Agreement.

WHEREAS, the Parties desire to enter into this Amendment to amend the Separation Agreement on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the Parties hereby acknowledge and confirm the receipt and sufficiency thereof, the Parties hereto agree as follows:

1. Amendment to Separation Agreement. Effective as of the Effective Date, Section 1 of the Separation Agreement shall be amended and restated to read in its entirety as follows:

“1. Severance Payment. Subject to Woody’s compliance with the terms and conditions of this Agreement and Release, 180 Life agrees to (a) pay Woody $50,000 in cash, less all applicable withholdings and required deductions (the “Severance Cash”); (b) issue Woody 25,000 fully-vested shares of 180 Life’s common stock; and (c) provide Woody the right to earn the Future Contingent Payment (as defined below)(collectively, (a), (b) and (c), the “Severance Payment”). The Severance Payment (except for the amounts payable pursuant to (c), which shall be paid by the 15th day following the date such payment is due as discussed below), shall be paid within 15 days of the Separation Date (the “Payment Date”). Woody agrees that the Severance Payment to be paid under this Agreement and Release is due solely from 180 Life and represents consideration which would not otherwise be due to Woody. 180 Life shall also issue Woody, by February 15, 2025, shares of restricted common stock of 180 Life having a value of $60,000, based on the value being calculated and based on the trading of 180 Life’s common stock on the Nasdaq Capital Market, on the date that the First Amendment to Separation and Release Agreement is effective (or if such date is not a trading day, the last trading prior to such date) (the “Subject Shares” and the “1st Amendment Effective Date”). Woody hereby pledges and affirms that, in the event of any shareholder vote following the 1st Amendment Effective Date, Woody will support and vote in favor of any proposal which the Board of Directors of 180 Life brings to stockholders of 180 Life as reflected in a Voting Agreement to be entered into between Woody and 180 Life and Blair Jordan as of the 1st Amendment Effective Date. 180 Life will provide Woody with piggyback registration rights for a resale registration statement relative to the Subject Shares for a period of six (6) months, excluding the resale registration statement currently in process with Armistice and with Maxim, and will provide Woody with a Rule 144 legal opinion at 180 Life’s expense which will allow the Subject Shares to be sold after six (6) months, subject to the availability of Rule 144 for such sale.”

First Amendment to Separation Agreement

2. Consideration. Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Amendment and the transactions contemplated herein. Woody agrees that the Subject Shares shall be in lieu of any Future Contingent Payment payable to Woody under the terms of the Separation Agreement, which is hereby waived.

3. Mutual Representations, Covenants and Warranties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

(a) Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and thereby. This Amendment constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

(b) The execution and delivery by such Party and the consummation of the transactions contemplated hereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected; and

(c) Any individual executing this Amendment on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Amendment on behalf of such entity.

4. Representations of Woody.

(i) Woody is an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Woody (A) is acquiring the Subject Shares for his own account and not with a view to distribution, as that term is used in Section 2(11) of the Securities Act, (B) has sufficient knowledge and experience in financial and business matters so as to be able to evaluate the merits and risk of an investment in the Subject Shares and is able financially to bear the risks thereof, and (C) understands that the Subject Shares will, upon issuance, be characterized as “restricted securities” under state and federal securities laws and that under such laws and applicable regulations cannot be resold unless the resale of the Subject Shares is registered under the Securities Act or unless an exemption from registration is available.

First Amendment to Separation Agreement

(ii) Woody has experience in analyzing and investing in companies similar to the Company and is capable of evaluating the merits and risks of its decisions with respect to such matters and has the capacity to protect its own interests.

(iii) Woody has not been offered the Subject Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Woody’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising.

(iv) To the extent necessary, Woody has retained and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of the Subject Shares.

(v) Woody has had an opportunity to discuss the Company’s business, management and financial affairs with the members of the Company’s management and has had an opportunity to ask questions of the officers and other representatives of the Company, which questions, if any, were answered to its satisfaction.

(vi) Woody (A) is aware of, has received and had an opportunity to review (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (SEC); and (ii) the Company’s Quarterly Reports on Form 10-Q and current reports on Form 8-K from January 1, 2024, to the date of such Woody’s entry into this Amendment (which filings can be accessed by going to https://www.sec.gov/edgar/searchedgar/companysearch.html, typing “180 Life Sciences” in the “Name, ticker symbol, or CIK” field, and clicking the “Submit” button), in each case (i) through (ii), including, but not limited to, the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of the Company; and (B) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company; in connection with Woody’s acceptance of the Subject Shares and investment decision in connection therewith.

(vii) Neither the Company, nor any other party, has supplied Woody any information regarding the Subject Shares or an investment in the Subject Shares other than as contained in this Amendment, and Woody is relying on its own investigation and evaluation of the Company and the Subject Shares and not on any other information.

First Amendment to Separation Agreement

(viii) Woody acknowledges that he is a sophisticated investor capable of assessing and assuming investment risks with respect to securities, including the Subject Shares, and further acknowledges that the Company is entering into this Amendment with the Woody, in reliance on this acknowledgment and with Woody’s understanding, acknowledgment and agreement that the Company is privy to material non-public information regarding the Company (collectively, the “Non-Public Information”), which Non-Public Information may be material to a reasonable investor, such as Woody, when making investment disposition decisions, including the decision to enter into this Amendment, and Woody’s decision to enter into the Amendment is being made with full recognition and acknowledgment that the Company is privy to the Non-Public Information, irrespective of whether such Non-Public Information has been provided to Woody. Woody hereby waives any claim, or potential claim, it has or may have against the Company relating to the Company’s possession of Non-Public Information. Woody has specifically requested that the Company not provide it with any Non-Public Information. Woody understands and acknowledges that the Company would not enter into this Amendment in the absence of the representations and warranties set forth in this paragraph, and that these representations and warranties are a fundamental inducement to the Company in entering into this Amendment.

(ix) Woody represents, warrants, and agrees that the Company is under no obligation to register or qualify the Subject Shares under the Securities Act or under any state securities law, or to assist such Woody in complying with any exemption from registration and qualification, except as expressly set forth above.

(x) Woody understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Subject Shares in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION.”

5. Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Amendment and the transactions contemplated herein.

6. Effect of Amendment. Upon the effectiveness of this Amendment, each reference in the Separation Agreement to “Separation Agreement”, “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Separation Agreement, as applicable, as modified and amended hereby.

First Amendment to Separation Agreement

7. Separation Agreement to Continue in Full Force and Effect. Except as specifically modified or amended herein, the Separation Agreement and the terms and conditions thereof shall remain in full force and effect.

8. Entire Agreement. This Amendment sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

9. Construction. In this Amendment words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

10. Governing Law. The provisions of Section 20 of the Separation Agreement are incorporated by reference herein in their entirety.

11. Counterparts and Signatures. This Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

First Amendment to Separation Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the day and year first above written to be effective as of the Effective Date.

James N. Woody	180 Life Sciences Corp.

/s/ James N. Woody	/s/ Blair Jordan
Blair Jordan, Chief Executive Officer

2-5-25	2-5-25
Date	Date

First Amendment to Separation Agreement